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                      CANCELLATION OF UCT OPTION AGREEMENT


     The undersigned, NDA Cinical Trial Services, Inc. ("NDA") and shareholders representing a majority of the outstanding shares of capital stock of NDA, hereby agree, for good and valuable consideration, the receipt of which is hereby acknowledged, that the certain Option Agreement among NDA and its shareholders, Unilabs Cinical Trials, Ltd. and UniHolding Corp. dated September 27, 1995 is hereby cancelled, null and void as of the date hereof.

Dated:    August 26, 1996

                                        NDA CLINICAL TRIAL SERVICES, INC.

                                        By:  /s/ Ronald Gambardella
                                        Name:    Ronald Gambardella

                                        POLY VENTURES II

                                        By:  /s/ Robert Brill
                                        Name:    Robert Brill

                                        LONG ISLAND VENTURE FUND

                                        By:  /s/ Paul Lowell
                                        Name:    Paul Lowell


                                        By:  /s/ David Deutsch
                                        Name:    David Deutsch

                                        By:  /s/ Ronald Gamberdella
                                        Name:    Ronald Gamberdella